Exhibit 4.1h

                          THE CIT GROUP HOLDINGS, INC.

                           MEDIUM-TERM FIXED RATE NOTE
                   Due Nine Months or More From Date of Issue

REGISTERED

No.  FXR-                                                              CUSIP No.

            If this Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Security is exchanged in whole or in part for Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Corporation (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede and Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.

      If applicable, the following will be completed solely for purposes of the U.S. Federal Income Tax "Original Issue Discount" rules, as that term is defined in Section 1273 of the Internal Revenue Code of 1986, as amended. This information is provided solely for the purposes of applying the U.S. Federal Income Tax Original Issue Discount ("OID") rules to the certificate and is based on an interpretation of proposed Treasury regulations. The Issue Date of this certificate is _______________. This certificate has been issued with __________ of OID per $1,000 of initial principal amount. The annual yield to maturity is ___%, based on semi-annual compounding. The amount of OID attributable to the initial accrual period is ____________ per $1,000 of initial principal amount, computed under the ____________ method as defined in proposed Treasury regulations.


PRINCIPAL AMOUNT:                                   ISSUE PRICE:      %

REDEEMABLE ON OR AFTER:                             INTEREST PAYMENT DATES:
(AT OPTION OF THE CORPORATION)

INITIAL REDEMPTION PERCENTAGE:                      MATURITY DATE:

ANNUAL REDEMPTION PERCENTAGE                        ORIGINAL ISSUE DATE:
REDUCTION:

INITIAL DATE ON WHICH THE NOTE                      SPECIFIED CURRENCY:
IS REPAYABLE AT THE OPTION OF:                      (Only applicable if
THE HOLDER                                          Specified Currency is other
                                                    than U.S. Dollars)

AUTHORIZED DENOMINATIONS:                           DEFAULT RATE:
(Only applicable if Specified Currency is           (Only applicable if issued
other than U.S. Dollars)                            at original issue discount)

EXCHANGE RATE AGENT:                                OID DEFAULT AMOUNT:
(Only applicable if Specified Currency is          (Only applicable if issued at
other than U.S. Dollars)                            original issue discount)

OTHER PROVISIONS:                                   INTEREST RATE PER ANNUM:

THE CIT GROUP HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Corporation"), for value received, hereby promises to pay to

                                    CEDE & CO


, or registered assigns, at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, the principal sum of _______________ ___________________________________________________________ (Specified Currency)
on the maturity date shown above, or if such date is not a Business Day (as defined below), the next succeeding Business Day (the "Maturity Date"), in such coin, currency or currency unit specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, if any, on said principal sum at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) shown above, in like coin, currency or currency unit, semi-annually on each Interest Payment Date set forth above from and after the date of this Note and on the Maturity Date or date of redemption or repayment, if any, until payment of said principal sum has been made or duly provided; provided, however, that if an Interest Payment Date or the Maturity Date (or the date of redemption or repayment) would otherwise fall on a day that is not a Business Day, then interest on this Note will be paid on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after such Interest Payment Date or Maturity Date (or the date of redemption or repayment); provided, further, that (unless the holder elects otherwise as provided herein) the Corporation will make such payments in respect of non-U.S. dollar denominated Notes in U.S. dollars in amounts determined as set forth below. Unless this Note is a Note which has been issued upon transfer of, in exchange for, or in replacement of a predecessor Note, interest on this Note shall accrue from the Original Issue Date indicated above. If this Note has been issued upon transfer of, in exchange for, or in replacement of a predecessor Note, interest on this Note shall accrue from the last Interest Payment Date to which interest was paid on such predecessor Note or, if no interest was paid on such predecessor Note, from the Original Issue Date indicated above. The first payment of interest on a Note originally issued and dated on or after the Record Date (as defined below) preceding an Interest Payment Date will not be made on such Interest Payment Date, but will be made on the next succeeding Interest Payment Date. Subject to certain exceptions provided in the Indenture referred to below, the interest so payable on any Interest payment Date will be paid to the person in whose name this Note is registered at the close of business on the fourteenth day next preceding such Interest Payment Date (each such date a "Record Date"), provided, however, that interest payable on the Maturity Date or upon earlier redemption or repayment (other than a Maturity Date, redemption date or repayment date that would otherwise be an Interest Payment Date) will be paid to the person to whom said principal sum is payable.

      Payment of interest on this Note due on any Interest Payment Date (unless this Note is denominated in a Specified Currency other than U.S. dollars and the holder elects to receive payments in the Specified Currency as described below) will be made in U.S. dollars by check mailed to the person entitled thereto at his last address as it appears on the register books of the Corporation. Except as otherwise provided below, payment of the principal of, and premium and interest, if any, on this Note due to the holder hereof at maturity or upon earlier redemption or repayment will be made in U.S. dollars, in immediately available funds, upon presentation of this Note at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York. The holder of any Note denominated in a Specified Currency other than U.S. dollars may elect to receive payments in the Specified Currency by transmitting a written request for such payment to the principal office of the Paying Agent under the Indenture prior to the Record Date immediately preceding any Interest Payment Date or at least 15 days prior to the Maturity Date or date of redemption or repayment, if any. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The holder of any such Note may elect to receive payment in the Specified Currency for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Any such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent not later than the Record Date immediately preceding the applicable Interest Payment Date or at least 15 days prior to the Maturity Date or the date of redemption or repayment, if any.

      Payments of interest to be made in a currency or currency unit other than U.S. dollars (other than interest on this Note due to the holder hereof on the Maturity Date or upon earlier redemption or repayment) will be paid by bank draft mailed to the person entitled thereto at his last address as it appears on the registry books of the Corporation. Payment in a currency or currency unit, other than U.S. dollars, of the principal of and premium and interest, if any, on this Note due to the holder hereof on the Maturity Date or upon earlier redemption or repayment will be paid by bank draft, upon presentation of this Note, at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York.

      Subject to applicable laws and regulations, a holder of $1,000,000 (or the equivalent in other currencies or currency units) or more in aggregate principal amount of the Notes may, by delivery of a written request to the Paying Agent under the Indenture, elect to have all payments to such holder made by wire transfer of immediately available funds to a designated account maintained (i) in the United States, in the case of payments to be made in

U.S. dollars, or (ii) in ________________ (Country of Specified Currency), in the case of payments to be made in a Specified Currency other than U.S. dollars; provided, that such payments to be made on the Maturity Date or upon earlier redemption or repayment will be made only after surrender of the Note or Notes at the office or agency of the Corporation maintained for that purpose in the Borough of Manhattan, The City of New York not later than one Business Day prior to the Maturity Date or the date of redemption or repayment, if any. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission and must [(i) include all non-U.S. dollar denominated Notes held by such holder and (ii)] be delivered not later than the close of business on the Record Date immediately preceding an Interest Payment Date or the fifteenth day prior to the Maturity Date or the date of redemption or repayment, if any. Any such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent not later than the Record Date immediately preceding the applicable Interest Payment Date or the fifteenth day preceding the Maturity Date or the date of redemption or repayment, if applicable.

      "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close (i) with respect to all Notes, in The City of New York, and (ii) in the event that this Note is denominated in a Specified Currency other than U.S. dollars, in the principal financial center of the country of the Specified Currency (or, in the case of Notes denominated in European Currency Units, in Brussels, Belgium).

      This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Corporation (hereinafter called the "Debt Securities"), all issued or to be issued under and pursuant to an indenture dated as of January 15, 1988 (hereinafter called the "Indenture"), duly executed and delivered by the Corporation to Continental Bank, National Association, as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Debt Securities. As provided in the Indenture, the Debt Securities may be issued in one or more separate series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Debt Securities, which series is limited to $1,020,000,000 in aggregate principal amount, designated as the Medium-Term Notes Due 9 Months or More From Date of Issue (the "Notes") of the Corporation. The Notes may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the holder at different times or not at all, be issued at an original issue discount, be extendible, and be denominated in different currencies.

      If this Note is denominated in a currency or currency unit other than U.S. dollars, any U.S. dollar amount to be received by a holder of this Note will be based on the mean bid quotation (calculated to the nearest one hundred-thousandth of a dollar, with five one-millionths of a dollar rounded upward) in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date, in an amount equal to the aggregate amount of the Specified Currency payable to all holders of Notes not electing to receive the Specified Currency on such payment date and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holder of the Note by deductions from such payments.

      If this Note is denominated in a currency or currency unit other than U.S. dollars and, due to the imposition of exchange controls or other circumstances beyond the control of the Corporation, the Specified Currency is not available at the time of any scheduled payment of principal of or premium or interest, if any, to be made in the Specified Currency, then the Corporation shall be entitled to satisfy its obligations hereunder by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the second day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. Any payment made under such circumstances in U.S. dollars where required payment is in a Specified Currency will not constitute a default under the Indenture.

      In case an event of default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Debt Securities affected thereby, at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or charging in any manner or eliminating any of the provisions of the Indenture or of any indenture supplemental thereto or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Security, or reduce the principal amount thereof or premium, if any, with respect thereto, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of original issue discount payable upon a declaration of acceleration of the stated maturity thereof, without the consent of the holder of each such Debt Security so affected, (ii) reduce the aforesaid percentage of Debt Securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities of all such series affected thereby then outstanding, or (iii) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debt Securities of any series at the time outstanding, on behalf of the holders of all the Debt Securities of such series, to waive, insofar as that series is concerned, compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued upon the registration of transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or other such Notes.

      Except as otherwise provided on the face of this Note, this Note will not be redeemable prior to maturity. If so provided in this Note, this Note may be redeemed by the Corporation on and after the date so indicated above. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part at the option of the Corporation at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%. This Note will not be entitled to any sinking fund.

      Except as otherwise provided on the face of this Note, this Note will not be repayable at the option of the holder. If so provided in this Note, this Note will be repayable in whole or in part at the option of the holder in increments of $1,000 or, in case of non-U.S. dollar denominated Notes, in an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination) (provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $1,000 or, in the case of non-U.S. dollar denominated Notes, the minimum Authorized Denomination referred to above) on any Business Day on or after the Initial Date on which the
Note is Repayable at the Option of the Holders (as stated above), at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Corporation must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Corporation shall from time to time notify the holder of the Note, on or before the fifteenth, but not earlier than the twenty-fifth, day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Corporation will receive this Note, with the form entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Corporation by such fifth Business Day). Any such election shall be irrevocable. The addresses to which such deliveries are to be made are as follows: (i) to Chemical Bank, Attention: Debt Operations, P.O. Box 2862, G.P.O. Station, New York, New York 10116, if delivery is made by regular or registered mail, (ii) to Chemical Bank, Bank Window, Room 234, 2nd Floor, North Building, 55 Water Street, New York, New York, if delivery is made by hand, armored car or courier services or (iii) to Chemical Bank, Attention: Agency Administration, 450 West 33rd Street, New York, New York 10001, if delivery is by telegram or facsimile transmission (or at such other places as the Corporation shall notify the holders of the Notes). All questions as to the validity, eligibility (including time of receipt), and acceptance of any Note for repayment will be determined by the Corporation, whose determination will be final and binding.

      If this Note is issued with an original issue discount, (i) if an event of default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the amount of principal of this Note which may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner set forth under "OID Default Amount" on the face hereof, and (ii) in the case of a default of payment in principal upon acceleration, redemption, repayment at the option of the holder or at the stated maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Note shall bear interest at a rate of interest per annum equal to the Default Rate stated on the face hereof (to the extent that the payment of such interest shall be legally enforceable, which shall accrue from the date of such acceleration, redemption, repayment at the option of the holder or stated maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

      The Notes are issuable in fully registered form only without coupons in denominations of $1,000 and integral multiples thereof or, if the Specified Currency is other than U.S. dollars, in the denominations specified on the face hereof. Notes denominated and payable in U.S. dollars may be issued, in whole or in part, in the form of one or more global Notes bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to The Depository Trust Company as depositary (the "Depositary") or its nominee and registered in the name of the Depositary or such nominee. Upon due presentment for registration of transfer of this Note at the office or agency of the Corporation in the Borough of Manhattan, The City of New York, a new Note or Notes in authorized denominations in the Specified Currency for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

      The Corporation, the Trustee, and any paying agent may deem and treat the registered holder hereof as the absolute owner of this Note at his address as it appears on the register books of the Corporation as kept by the Trustee or duly authorized agent of the Corporation (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Corporation nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

      No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Corporation or any successor corporation, either directly or through the Corporation or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

      Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

      This Note shall be governed by and construed in accordance with the laws of the State of New York.

      This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to above.

      IN WITNESS WHEREOF, THE CIT GROUP HOLDINGS, INC. has caused this instrument to be signed by its duly authorized officers, and has caused its corporate seal, or a facsimile thereof, to be affixed hereto or imprinted hereon.

Dated:

                                               THE CIT GROUP HOLDINGS, INC.

                                               By:
                                                  ------------------------------
                                               Executive Vice President

Attest:
       ---------------------------------
        Secretary

TRUSTEE'S CERTIFICATE
     OF AUTHENTICATION

This Note is one of a series of Debt
Securities described in the Indenture
referred to above.                             [CIT CORPORATE SEAL]

CONTINENTAL BANK, NATIONAL ASSOCIATION,
     as Trustee

By:
   -------------------------------------
   Authorized Officer

           OR

CHEMICAL BANK,
     as Authenticating Agent
     for the Trustee

By:
   -------------------------------------
   Authorized Officer

                            OPTION TO ELECT REPAYMENT

         TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE AT THE OPTION OF
            THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHTS

      The undersigned hereby irrevocably requests and instructs the Corporation to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

      For this Note to be repaid the Corporation must receive at the applicable address of the Paying Agent set forth above, or at such other place or places of which the Corporation shall from time to time notify the holder of the within Note, on or before the fifteenth, but not earlier than the twenty-fifth day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) this Note, with this "Option To Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Corporation not later than five business days after the date of such telegram, telex, facsimile transmission, or letter (and such Note and form duly completed are received by the Corporation by such fifth Business Day).

      If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 or, if the Note is denominated in a currency other than U.S. dollars, of an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination)) which the holder elects to have repaid:
___________ and specify the denomination or denominations (which shall be $1,000 and integral multiples thereof or, if the Note is denominated in a currency other than U.S. dollars, an Authorized Denomination) of the Note or Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid): ___________.

         Date:
              --------------------              --------------------------------


                                                Notice:  The  signature  to this
                                                Option to Elect  Repayment  must
                                                correspond   with  the  name  as
                                                written  above the Note in every
                                                particular without alteration or
                                                enlargement  or any other change
                                                whatsoever.

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM     - as tenants in        UNIF GIFT MIN ACT - ...Custodian ...
                common                                    (Cust)   (Minor)
TEN ENT     - as tenants by the                            Under Uniform
                entireties                                 Gifts to Minors Act
JT TEN      - as joint tenants
                with right of
                survivorship and                           ---------------------
                not as tenants in                                  (State)
                common

Additional  abbreviations  may  also  be  used  though  not in the  above  list.

                                   ----------

      FOR  VALUE  RECEIVED,  the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto __________________________.

(Please insert Social Security
or other identifying number
of Assignee)
-----------------------------
|                            |
|                            |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of Assignee)

--------------------------------------------------------------------------------
the within Note of THE CIT GROUP HOLDINGS, INC. and does hereby irrevocably constitute and appoint attorney to
---------------------------------------------------------------------
transfer the said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:

                                      -----------------------------------------
                                     [NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]